                                                                     Exhibit 4.1

               =================================================

                            HDA PARTS SYSTEM, INC.

                                    Issuer,


                 CITY TRUCK AND TRAILER PARTS OF ALABAMA, INC.
                CITY TRUCK AND TRAILER PARTS OF ALABAMA, L.L.C.
                CITY TRUCK AND TRAILER PARTS OF TENNESSEE, INC.
                              CITY FRICTION, INC.

                                  Guarantors,


                                      and


                   U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                                    Trustee


                              -------------------


                                   INDENTURE


                           Dated as of July 31, 1998


                              -------------------


                                 $100,000,000
                    12% Senior Subordinated Notes due 2005

               =================================================

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions............................................  1
SECTION 1.2.  Incorporation by Reference of TIA...................... 27
SECTION 1.3.  Rules of Construction.................................. 27

                                   ARTICLE II

                                 THE SECURITIES


SECTION 2.1.  Form and Dating........................................  28
SECTION 2.2.  Execution and Authentication...........................  29
SECTION 2.3.  Registrar and Paying Agent.............................  30
SECTION 2.4.  Paying Agent to Hold Assets in Trust...................  31
SECTION 2.5.  Securityholder Lists...................................  31
SECTION 2.6.  Transfer and Exchange..................................  31
SECTION 2.7.  Replacement Securities.................................  45
SECTION 2.8.  Outstanding Securities.................................  46
SECTION 2.9.  Treasury Securities....................................  46
SECTION 2.10. Temporary Securities...................................  46
SECTION 2.11. Cancellation...........................................  47
SECTION 2.12. Defaulted Interest.....................................  47
SECTION 2.13. CUSIP Numbers..........................................  48

                                  ARTICLE III

                                   REDEMPTION

SECTION 3.1.  Right of Redemption....................................  49
SECTION 3.2.  Notices to Trustee.....................................  49
SECTION 3.3.  Selection of Securities to Be Redeemed.................  50
SECTION 3.4.  Notice of Redemption...................................  50
SECTION 3.5.  Effect of Notice of Redemption.........................  51
SECTION 3.6.  Deposit of Redemption Price............................  52
SECTION 3.7.  Securities Redeemed in Part............................  52

                                                                       Page
                                                                       ----
                                  ARTICLE IV

                                   COVENANTS


SECTION 4.1.  Payment of Securities..................................  52
SECTION 4.2.  Maintenance of Office or Agency........................  53
SECTION 4.3.  Limitation on Restricted Payments......................  53
SECTION 4.4.  Corporate and Partnership Existence....................  54
SECTION 4.5.  Payment of Taxes and Other Claims......................  55
SECTION 4.6.  Maintenance of Properties and Insurance................  55
SECTION 4.7.  Compliance Certificate; Notice of Default..............  56
SECTION 4.8.  Reports................................................  56
SECTION 4.9.  Limitation on Status as Investment Company.............  57
SECTION 4.10. Limitation on Transactions with Affiliates.............  57
SECTION 4.11. Limitation on Incurrence of Additional Indebtedness
               and Disqualified Capital Stock........................  57
SECTION 4.12. Limitations on Dividends and Other Payment Restrictions
               Affecting Subsidiaries................................  59
SECTION 4.13. Limitations on Layering Indebtedness...................  60
SECTION 4.14. Limitation on Sales of Assets and Subsidiary Stock.....  61
SECTION 4.15. Waiver of Stay, Extension or Usury Laws................  65
SECTION 4.16. Limitation on Liens Securing Indebtedness..............  65
SECTION 4.17. Rule 144A Information Requirement......................  65
SECTION 4.18. Limitations on Lines of Business.......................  66

                                   ARTICLE V

                             SUCCESSOR CORPORATION

SECTION 5.1.  Limitation on Merger, Sale or Consolidation............  66
SECTION 5.2.  Successor Corporation Substituted......................  66

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.  Events of Default......................................  67
SECTION 6.2.  Acceleration of Maturity Date; Rescission
               and Annulment.........................................  69
SECTION 6.3.  Collection of Indebtedness and Suits for
               Enforcement by Trustee................................  70

                                                                       Page
                                                                       ----
SECTION 6.4.  Trustee May File Proofs of Claim.......................  71
SECTION 6.5.  Trustee May Enforce Claims Without
               Possession of Securities..............................  72
SECTION 6.6.  Priorities.............................................  72
SECTION 6.7.  Limitation on Suits....................................  72
SECTION 6.8.  Unconditional Right of Holders to Receive
               Principal, Premium and Interest.......................  73
SECTION 6.9.  Rights and Remedies Cumulative.........................  73
SECTION 6.10. Delay or Omission Not Waiver...........................  74
SECTION 6.11. Control by Holders.....................................  74
SECTION 6.12. Waiver of Existing or Past Default.....................  74
SECTION 6.13. Undertaking for Costs..................................  75
SECTION 6.14. Restoration of Rights and Remedies.....................  75

                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.1.  Duties of Trustee......................................  76
SECTION 7.2.  Rights of Trustee......................................  77
SECTION 7.3.  Individual Rights of Trustee...........................  78
SECTION 7.4.  Trustee's Disclaimer...................................  78
SECTION 7.5.  Notice of Default......................................  78
SECTION 7.6.  Reports by Trustee to Holders..........................  79
SECTION 7.7.  Compensation and Indemnity.............................  79
SECTION 7.8.  Replacement of Trustee.................................  80
SECTION 7.9.  Successor Trustee by Merger, Etc.......................  81
SECTION 7.10. Eligibility; Disqualification..........................  81
SECTION 7.11. Preferential Collection of Claims Against Company......  81

                                  ARTICLE VIII

              DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.  Discharge; Option to Effect Legal
               Defeasance or Covenant Defeasance.....................  82
SECTION 8.2.  Legal Defeasance and Discharge.........................  83
SECTION 8.3.  Covenant Defeasance....................................  84
SECTION 8.4.  Conditions to Legal or Covenant Defeasance.............  84
SECTION 8.5.  Deposited Cash and U.S. Government
               Obligations to be Held in Trust;
               Other Miscellaneous Provisions........................  85

                                                                       Page
                                                                       ----
SECTION 8.6.  Repayment to the Company...............................  86
SECTION 8.7.  Reinstatement..........................................  86

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.  Supplemental Indentures Without Consent of Holders.....  87
SECTION 9.2.  Amendments, Supplemental Indentures
               and Waivers with Consent of Holders...................  88
SECTION 9.3.  Compliance with TIA....................................  89
SECTION 9.4.  Revocation and Effect of Consents......................  89
SECTION 9.5.  Notation on or Exchange of Securities..................  90
SECTION 9.6.  Trustee to Sign Amendments, Etc........................  90

                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

SECTION 10.1.  Repurchase of Securities at Option of the
                 Holder Upon a Change of Control.....................  91

                                   ARTICLE XI

                                   GUARANTEE

SECTION 11.1.  Guarantee.............................................  94
SECTION 11.2.  Execution and Delivery of Guarantee...................  96
SECTION 11.3.  Certain Bankruptcy Events.............................  96
SECTION 11.4.  Limitation on Merger of Subsidiaries and
                 Release of Guarantors...............................  96

                                  ARTICLE XII

                                 SUBORDINATION

SECTION 12.1.  Securities Subordinated to Senior Debt................  97
SECTION 12.2.  No Payment on Securities in Certain Circumstances.....  97
SECTION 12.3.  Securities Subordinated to Prior Payment of
                 All Senior Debt on Dissolution, Liquidation
                 or Reorganization...................................  99
SECTION 12.4.  Securityholders to Be Subrogated to


                                                                     Page
                                                                     ----
                 Rights of Holders of Senior Debt.................... 100
SECTION 12.5.  Obligations of the Company and the
                 Guarantors Unconditional............................ 100
SECTION 12.6.  Trustee Entitled to Assume Payments Not
                 Prohibited in Absence of Notice..................... 101
SECTION 12.7.  Application by Trustee of Assets Deposited with It.... 101
SECTION 12.8.  Subordination Rights Not Impaired by Acts or
                 Omissions of the Company, the Guarantors or
                 Holders of Senior Debt.............................. 101
SECTION 12.9.  Securityholders Authorize Trustee to Effectuate
                 Subordination of Securities......................... 102
SECTION 12.10. Right of Trustee to Hold Senior Debt.................. 102
SECTION 12.11. Article XII Not to Prevent Events of Default.......... 103
SECTION 12.12. No Fiduciary Duty of Trustee to Holders
                 of Senior Debt...................................... 103

                                 ARTICLE XIII

                                 MISCELLANEOUS
SECTION 13.1.  TIA Controls.......................................... 103
SECTION 13.2.  Notices............................................... 103
SECTION 13.3.  Communications by Holders with Other Holders.......... 104
SECTION 13.4.  Certificate and Opinion as to Conditions Precedent.... 105
SECTION 13.5.  Statements Required in Certificate or Opinion......... 105
SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar............. 105
SECTION 13.7.  Legal Holidays........................................ 106
SECTION 13.8.  Governing Law......................................... 106
SECTION 13.9.  No Adverse Interpretation of Other Agreements......... 106
SECTION 13.10.  No Recourse Against Others........................... 106
SECTION 13.11.  Successors........................................... 106
SECTION 13.12.  Duplicate Originals.................................. 106
SECTION 13.13.  Severability......................................... 107
SECTION 13.14.  Table of Contents, Headings, Etc..................... 107
SECTION 13.15.  Qualification of Indenture........................... 107
SECTION 13.16.  Registration Rights.................................. 107

EXHIBITS

EXHIBIT A         FORM OF NOTE AND GUARANTEE
EXHIBIT B         FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C         FORM OF CERTIFICATE OF EXCHANGE

                                                                     Page
                                                                     ----
EXHIBIT D         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                  ACCREDITED INVESTOR
EXHIBIT E         FORM OF SUPPLEMENTAL INDENTURE EXHIBIT A

                             CROSS-REFERENCE TABLE




          TIA                                                  Indenture
        Section                                                 Section
                                                                -------
        310(a)(1).............................................   7.10
           (a)(2).............................................   7.10
           (a)(3).............................................   N.A.
           (a)(4).............................................   N.A.
           (a)(5).............................................   7.10
           (b)................................................   7.8;
                                                                 7.10;
                                                                 13.2
           (c)................................................   N.A.
        311(a)................................................   7.11
           (b)................................................   7.11
           (c)................................................   N.A.
        312(a)................................................   2.5
           (b)................................................   13.3
           (c)................................................   13.3
        313(a)................................................   7.6
           (b)(1).............................................   7.6
           (b)(2).............................................   7.6
           (c)................................................   7.6;
                                                                 13.2
           (d)................................................   7.6
        314(a)................................................   4.7(a);
                                                                 4.8;
           (b)................................................   N.A.
           (c)(1).............................................   2.2;
                                                                 7.2;
                                                                 13.4
           (c)(2).............................................   7.2;
                                                                 13.4
           (c)(3).............................................   N.A.
           (d)................................................   N.A.
           (e)................................................   13.5
           (f)................................................   N.A.
        315(a)................................................   7.1(b)
           (b)................................................   7.5;
                                                                 7.6;
                                                                 13.2



          TIA                                                  Indenture
        Section                                                 Section
        -------                                                 -------


            (c)................................................  7.1(a)
            (d)................................................  6.11;
                                                                 7.1(b),
                                                                    (c)

            (e)................................................  6.13
         316(a)(last sentence).................................  2.9
            (a)(1)(A)..........................................  6.11
            (a)(1)(B)..........................................  6.12
            (a)(2).............................................  N.A.
            (b)................................................  6.12;
                                                                 6.7;
                                                                 6.8
         317(a)(1).............................................  6.3
            (a)(2).............................................  6.4
            (b)................................................  2.4

_____________

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE, dated as of July 31, 1998, by and between HDA Parts System, Inc., an Alabama corporation (the "Company"), and U.S. Trust Company, National Association, as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12% Series A Senior Subordinated Notes due 2005 and the class of 12% Series B Senior Subordinated Notes due 2005 to be exchanged for the 12% Series A Senior Subordinated Notes due 2005:

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.  Definitions.
                        -----------

          "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

          "Acquisition" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Additional Securities" means additional Securities which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Securities). All references herein to "Securities" shall be deemed to include Additional Securities.

          "Administrative Services Agreement" means that certain Corporate Development and Administrative Services Agreement between the Company and Brentwood dated as of May 29, 1998.

          "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Affiliate Transaction" shall have the meaning specified in Section 4.10.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Approved Cost Savings" means with respect to cost savings associated with any Acquisition (other than the Stone Acquisition and the City Recapitalization), those cost savings that result from elimination of any of the following items: (i) accounting policy-related charges, (ii) private company expenses, (iii) excess officer or owner compensation, (iv) expenses not required to operate the acquired business on an ongoing basis, and (v) business-related charges; provided that, with respect to the Stone Acquisition and the City Recapitalization the term "Approved Cost Savings" shall mean the pro forma adjustments for non-recurring and private company expenses enumerated in footnotes (1) and (3) of the Notes to the Unaudited Pro Forma Financial Data for the twelve months ended March 31, 1998 included in the Offering Memorandum.

          "Asset Sale" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Amount" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Period" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Price" shall have the meaning specified in Section 4.14.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

          "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

          "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "Brentwood" means Brentwood Private Equity LLC and Brentwood Associates Buyout Fund II, L.P. together with any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Brentwood Private Equity LLC and Brentwood Associates Buyout Fund II, L.P.

          "Broker-Dealer" means any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

          "Capitalized Lease Obligation" means, as to any person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of, or interests (however designated) in, stock issued by that corporation.

          "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

          "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii), and (iii) maturing within one year after the date of acquisition.

          "Cedel" means Cedel Bank, S.A., or its successors.

          "Change of Control" means (i) prior to consummation of an Initial Public Equity Offering the Excluded Persons shall cease to own beneficially and of record at least 51% of the ordinary Voting Power represented by the Equity Interests of the Company unless a Parent is formed after the date hereof and the Excluded Persons own beneficially and of record at least 51% of the ordinary Voting Power of the Parent and the Parent beneficially and of record owns 100% of the ordinary Voting Power of the Company or (ii) following the consummation of an Initial Public Equity Offering, (A) any merger or consolidation of the Company or Parent, as the case may be, with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Parent, as the case may be, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than the Excluded Persons) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (B) any "person" or "group" (as terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than the Excluded Persons) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Company or Parent, as the case may be, then outstanding normally entitled to vote in elections of directors, or (C) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company or Parent, as the case may be, (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Parent, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or Parent, as the case may be, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Board of Directors of the Company or Parent, as the case may be, then in office or (D) the Company or Parent, as the case may be, adopts a plan of liquidation.

          "Change of Control Offer" shall have the meaning specified in Section 10.1.

          "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

          "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

          "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

          "City Recapitalization" means BABF City Corp.'s purchase of 80% of the outstanding common stock of City Truck on June 1, 1998.

          "City Truck" means City Truck and Trailer Parts, Inc., an Alabama corporation.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

          "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that, "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

          "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that, for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense,
(iii) Consolidated Fixed Charges, and (iv) other non-recurring, non-cash charges of such person and its consolidated subsidiaries, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-recurring, non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, less any non-cash items increasing Consolidated Net Income for such period.

          "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness,
(ii) the interest portion of all deferred payment obligations, (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(iv) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or of any Restricted Subsidiary of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, and (b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's Wholly-Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense of such other person attributable to the Indebtedness guaranteed.

          "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and
(d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

          "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date (other than writeups resulting from foreign currency translations or of tangible assets of a going concern business made within 12 months after the acquisition of such business) and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

          "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York.

          "Credit Agreement" means the Revolving Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed by the Company or any of its Subsidiaries or other Affiliates in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term ''Credit Agreement'' shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided, that, on the date such Indebtedness is incurred it would not be prohibited by the terms in Section 4.11 hereof or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

          "Covenant Defeasance" shall have the meaning specified in Section 8.3.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning specified in Section 2.12.

          "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 3 and 8 thereof.

          "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

          "Designated Senior Debt" means (a) Senior Debt originating under the Credit Agreement and (b) any other Senior Debt in an aggregate outstanding principal amount in excess of $25 million which is designated as Designated Senior Debt by the Board of Directors.

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

          "Distribution Compliance Period" means the period as defined in Regulation S.

          "Equity Interest" of any Person means any shares, interests, participation or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system.

          "Event of Default" shall have the meaning specified in Section 6.1.

          "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement (or another similar agreement entered into in connection with the issuance of Additional Securities) to exchange Exchange Securities for Series A Notes.

          "Exchange Securities" means the 12% Series B Senior Subordinated Notes due 2005, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement that contains the information referred to in footnotes 1, 2 and 8 to the form of Security attached hereto as Exhibit A.

          "Excluded Persons" means Brentwood, Larry Clayton and James Stone and (i) any controlling stockholder, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Person or (ii) (a) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding 80% or more of the Voting Stock of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (i) or (b) any partnership the sole general partner of which is such Person or one of the Persons referred to in clause (i).

          "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) Restricted Payments that are permitted by the provisions of this Indenture, (c) transactions solely between the Company and any of its Wholly-Owned Consolidated Subsidiaries or solely among Wholly-Owned Consolidated Subsidiaries of the Company, (d) the Administrative Services Agreement, (e) leases entered into concurrently with the closing of the acquisition by BABF City Corp. of 80% of the outstanding common stock of City Truck and Trailer Parts, Inc. on June 1, 1998, (f) leases entered into concurrently with the closing of the acquisition of substantially all of the assets of Stone Heavy Duty, Inc. on June 19, 1998,
(g) Permitted Investments and (h) Capital Contributions from Parent to the Company or any Guarantor.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is incorporated in a jurisdiction other than the United States of America and all or substantially all of the sales, earnings or assets of which are located in, generated from or derived from operations located in jurisdictions outside the United States of America.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

          "Global Security" means a Security that contains the information referred to in footnotes 3 and 6 to the form of Security attached hereto as Exhibit A.

          "Global Security Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

          "Guarantee" shall have the meaning provided in Section 11.1.

          "Guarantors" means all existing and future Subsidiaries of the Company other than Receivables Subsidiaries and Foreign Subsidiaries; provided that any Foreign Subsidiary that guarantees the obligations of the Company under the Securities and this Indenture pursuant to Section 11.1 hereof, shall be deemed to be a Guarantor.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" or "incur" shall have the meaning specified in Section 4.11.

          "Incurrence Date" shall have the meaning specified in Section 4.11.

          "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person and its Subsidiaries (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Indirect Participant" means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

          "Initial Public Equity Offering" means an initial underwritten offering of common stock of the Company or the Parent for cash pursuant to an effective registration statement under the Securities Act following which the common stock of the Company or the Parent is listed on a national securities exchange or quoted on the national market system of the Nasdaq stock market.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and BancAmerica Robertson Stephens, severally, and not jointly.

          "Initial Securities" means the 12% Series A Senior Subordinated Notes due 2005, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contains the information referred to in footnotes 4, 5 and 7 to the form of Security attached hereto as Exhibit A.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

          "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

          "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.11, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer.

          "Issue Date" means the date of first issuance of the Notes under this Indenture.

          "Junior Securities" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided, that, in the case of subordination in respect of Senior Debt under the Credit Agreement, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or the Guarantor, as applicable, that (i) is unsecured, (ii) is not entitled to the benefits of covenants or defaults materially more beneficial to the holders of such Junior Securities than those in effect with respect to the Notes on the date hereof (or the Senior Debt under the Credit Agreement, including after giving effect to any plan of reorganization or readjustment), (iii) shall not provide for amortization (including sinking fund and mandatory prepayment or redemption provisions) commencing prior to the date that is six months following the final scheduled maturity date of the Senior Debt under the Credit Agreement (as modified by any plan of reorganization or readjustment), and (iv) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes or the Guarantee, as applicable; provided that
(x) if a new corporation or other entity results from any reorganization or readjustment, such corporation or other entity assumes such Senior Debt and (y) the rights of the holders of Senior Debt under the Credit Agreement are not, without the consent of such holders, materially altered by any such reorganization or readjustment, including without limitation, such rights being materially impaired within the meaning of Section 1124 of Title 11 of the United States Code or any material impairment of the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under Title 11 of the United States Code.

          "Legal Defeasance" shall have the meaning specified in Section 8.2.

          "Legal Holiday" shall have the meaning specified in Section 13.7.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

          "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

          "Moody's" means Moody's Investors Services, Inc. and its successors.

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale or Capital Contribution in respect of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale or Capital Contribution in respect of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carry-overs, tax credits and tax credit carry-forwards, and similar tax attributes.

          "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable (as a guarantor or otherwise), or (iii) constitutes the lender; and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Notes" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

          "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company, the Parent or any Guarantor under the terms of the Notes or this Indenture, including any liquidated damages due pursuant to the terms of the Registration Rights Agreement.

          "Offering Memorandum" means the final Offering Memorandum of the Company dated July 28, 1998, relating to the offering of the Initial Securities in a transaction exempt from the requirements of Section 5 of the Securities Act.

          "Officer" means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or the Assistant Secretary of the Company or such Guarantor.

          "Officers' Certificate" means, with respect to the Company or any Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5.

          "Parent" means any Person, other than any Excluded Person, of which the Company is a Subsidiary.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "Paying Agent" shall have the meaning specified in Section 2.3.

          "Payment Default" shall have the meaning specified in Section 12.2.

          "Payment Notice" shall have the meaning specified in Section 12.2.

          "Permitted Indebtedness" means that:

  (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees and represented by this Indenture up to the $100.0 million issued on the Issue Date less any amounts refinanced, redeemed or retired pursuant to clause (b) below;

  (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) of this definition or incurred under the Debt Incurrence Ratio test of Section 4.11, or which is outstanding on the Issue Date (after giving effect to the repayment of indebtedness as described under the heading "Use of Proceeds" in the Offering Memorandum), provided, that, in each case such Refinancing Indebtedness is secured only by the assets, if any, that secured the Indebtedness so refinanced;

  (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry in order to provide security for workers' compensation, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business.

  (d) the Company may incur Indebtedness to any Guarantor, and any Guarantor may incur Indebtedness to any Guarantor or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Guarantor which loaned such Indebtedness no longer to be a Guarantor shall be deemed to be a new incurrence subject to
Section 4.11;

  (e) any Guarantor may guaranty any Indebtedness of the Company or another Guarantor that was permitted to be incurred pursuant to this Indenture, substantially concurrently with such incurrence or at the time such person becomes a Guarantor of the Notes;

  (f) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided, that, such restrictions apply only to such Receivables Subsidiary;

  (g) a Receivables Subsidiary may incur Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such person and is not otherwise such person's legal liability;

  (h) Interest Swap and Hedging Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap and Hedging Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary, provided, however, that such Interest Swap and Hedging Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap and Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap and Hedging Obligation relates; and

  (i) Any Foreign Subsidiary may incur Indebtedness to any other Foreign Subsidiary; provided, that, any event that causes the Foreign Subsidiary which loaned such Indebtedness no longer to be a Subsidiary shall be deemed to be a new incurrence subject to Section 4.11.

          "Permitted Investment" means Investments in (a) any of the Notes and the Guarantees; (b) Cash Equivalents; (c) intercompany notes to the extent permitted under clauses (d) and (i) of the definition of "Permitted Indebtedness" provided, however, that any event that causes the obligee on such inter-company notes no longer to be a Subsidiary shall be deemed a new Investment subject to Section 4.3; (d) Investment by the Company or any Guarantor in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Wholly-Owned Subsidiary Guarantor or such Person is immediately merged with or into the Company or a Wholly-Owned Subsidiary Guarantor; (e) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; (f) any Investment by the Company or any Guarantor in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person in connection with a Qualified Receivables Transaction; provided, that, the foregoing Investment is in the form of a note that the Receivables Subsidiary or other person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of a Qualified Receivables Transaction;
(g) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.5 million at any one time outstanding; (h) Currency Agreements and Interest Swap and Hedging Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (i) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (j) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.14; (k) Investments by the Company or any Guarantor in a Foreign Subsidiary in the aggregate not in excess of $5.0 million plus to the extent that any Investment (other than an Investment which when made was not deducted in this clause (k)) that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of (A) the cash or Cash Equivalents return of capital with respect to such Investment (less the cost of disposition, if any) and (B) the initial amount of such Investment; and (l) any Investment in the Company or in a Wholly-Owned Subsidiary Guarantor.

       "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided, that, (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Notes; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that, such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (a) of Section 4.11 provided, such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided, that, the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;
(n) Liens securing Senior Debt incurred in accordance with the terms of this Indenture; and (o) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction.

       "Permitted Payments to Parent" means without duplication as to amounts,
(a) payments to Parent in an amount sufficient to permit Parent to pay reasonable and necessary accounting, legal and administrative expenses of the Parent, not in excess of $350,000 in the aggregate during any consecutive 12-month period and (b) payment to Parent to enable Parent to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if each of the Company, such Subsidiaries and Unrestricted Subsidiaries filed a separate tax return, to the extent that Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries and Unrestricted Subsidiaries; provided however, that (i), notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by Company and any of its United States Subsidiaries in respect of their Federal income tax liability, such payment shall be determined assuming that Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated Federal income tax return and that Parent and each such United States subsidiary is a member of the Company Affiliated Group and (ii) any Tax Payments shall either be used by Parent to pay such tax liabilities within 90 days of Parent's receipt of such payment or refunded to the payee.

       "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

       "Preferred Stock" means an Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

       "principal" of any Indebtedness means the principal of such Indebtedness.

       "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

       "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

       "Public Equity Offering" means an underwritten offering of common stock of any Person for cash pursuant to an effective registration statement under the Securities Act.

       "Purchase Agreement" means the Purchase Agreement dated July 28, 1998 by and between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

       "Purchase Money Indebtedness" of any person means any Indebtedness of such person to any seller or other person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after-acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

       "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

       "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or a Capital Contribution or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company or Capital Stock of the Parent on or after the Issue Date.

       "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

       "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company, any Guarantor or any Receivables Subsidiary pursuant to which the Company, any Guarantor or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Company or any Guarantor) and (b) any other person (solely in the case of a transfer or encumbrancing by a Receivables Subsidiary), solely accounts receivable (whether now existing or arising in the future) of the Company or any Guarantor which arose in the ordinary course of business of the Company or any Guarantor, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

       "Receivables Subsidiary" means a Wholly-Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of any Indebtedness or any other obligations (contingent or otherwise) of which, directly or indirectly, contingently or otherwise, (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and (c) with which neither the Company nor any other Subsidiaries of the Company has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation, an Officers' Certificate certifying that such designation complied with the foregoing conditions and an Opinion of Counsel satisfactory to the Trustee.

       "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day, or, if applicable, as specified in
Section 2.12.

       "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

       "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

       "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

       "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that, (A) such Refinancing Indebtedness shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

       "Registrar" shall have the meaning specified in Section 2.3.

       "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and between the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

       "Reg S Global Security" means a Reg S Temporary Global Security or Reg S Permanent Global Security.

       "Reg S Permanent Global Security" means a permanent global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Reg S Temporary Global Security upon expiration of the Distribution Compliance Period.

       "Reg S Temporary Global Security" means a temporary global Security in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

       "Regulation S" means Regulation S promulgated under the Securities Act.

       "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses.

       "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

       "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

       "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

       "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiary Guarantors, by the Company or any of its Subsidiaries; or
(iii) Permitted Investments.

       "Restricted Security" means a Security, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided, that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

       "Revolving Credit Facility" means that certain Revolving Credit Facility among the Company, the lenders parties thereto, Bank of America National Trust and Savings Association, as administrative agent and syndication agent, and The Industrial Bank of Japan, Limited, New York Branch, as documentation agent dated June 1, 1998.

       "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

       "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, and its successors.

       "SEC" means the Securities and Exchange Commission.

       "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

       "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

       "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

       "Senior Debt" of the Parent, the Company or any Guarantor means (i) Indebtedness (including any interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Parent, the Company or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is not expressly designated Subordinated Indebtedness or pari passu Indebtedness with the Notes and made subordinated or pari passu in right of payment to the Notes or the applicable Guarantee and (ii) all other amounts due on or in connection with such Indebtedness, including all interest, premiums, reimbursement obligations, charges, fees, indemnities and expenses (including fees and expenses of counsel); provided, that, in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company,
(b) Indebtedness incurred in violation of the terms of this Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations and (f) any liability for taxes owed or owing by the Company or such Guarantor.

       "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

       "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

       "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

       "Stated Maturity," when used with respect to any Note, means August 1, 2005.

       "Stone" means Stone Heavy Duty, Inc., a North Carolina corporation.

       "Stone Acquisition" means City Truck's acquisition of substantially all of the assets of Stone on June 19, 1998.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Notes or such Guarantee, as applicable, in any respect or has a stated maturity on (except for the Notes) or after the Stated Maturity.

       "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary includes, without limitation, each direct and indirect Subsidiary of the Company.

       "Subsidiary Guarantee" means any Guarantee issued by a Subsidiary pursuant to the terms of this Indenture.

       "Subsidiary Guarantors" means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

       "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code
(S)(S) 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

       "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6.

       "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

       "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

       "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

       "Unrestricted Global Security" means a permanent global Security in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Definitive Securities" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

       "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that, such Subsidiary: (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that, (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 4.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

       "U.S. Global Security" means a global security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

       "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

       "Voting Power" with respect to any Person means the power of all classes of Capital Stock of such Person then outstanding normally entitled to vote in elections of directors.

       "Wholly-Owned Subsidiary" means a Subsidiary at least 99% of the Equity Interests of which are owned by the Company or one or more Wholly-Owned Subsidiaries of the Company.

       SECTION 1.2.  Incorporation by Reference of TIA.
                     ---------------------------------

       Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

       "Commission" means the SEC.

       "indenture securities" means the Securities.

       "indenture securityholder" means a Holder or a Securityholder.

       "indenture to be qualified" means this Indenture.

       "indenture trustee" or "institutional trustee" means the Trustee.

       "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

       SECTION 1.3  Rules of Construction.
                    ---------------------

       Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5)  provisions apply to successive events and transactions;

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                  ARTICLE II

                                THE SECURITIES

          SECTION 2.1.  Form and Dating.
                        ---------------

          The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The Securities offered and sold to purchasers who are QIBs in transactions exempt from registration under the Securities Act shall be issued initially in the form of a U.S. Global Security. Securities resold to Institutional Accredited Investors who are not QIBs in transactions exempt from registration under the Securities Act not made in reliance on Regulation S shall be issued initially in the form of Restricted Definitive Securities. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of Security attached hereto as Exhibit A, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided until the expiration of the Distribution Compliance Period. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary or the Securities Custodian, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of Non-United States beneficial ownership of 100% of the aggregate principal amount of the Reg S Temporary Global Security, and (ii) an Officers' Certificate from the Company to the effect set forth in Section 13.4(1) hereof. Following the termination of the Distribution Compliance Period, beneficial interests in the Reg S Temporary Global Security shall be exchanged for beneficial interests in Reg S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Reg S Permanent Global Securities, the Trustee shall cancel the Reg S Temporary Global Security.

          Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend and the "Schedule of Exchanges of Definitive Securities" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend and without the "Schedule of Exchanges of Definitive Securities" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Company, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.2  Execution and Authentication.
                       ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $100,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $100,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company or issue Additional Securities.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

          SECTION 2.3.  Registrar and Paying Agent.
                        --------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Securities may be presented for payment ("Paying Agent"), and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X, and Section 4.14 hereof and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its acknowledgment and acceptance on the signature page hereto, the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints The Depository Trust Company ("DTC"), to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

          Upon the occurrence of an Event of Default described in Section 6.1(v) or (vi) hereof, the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may assume the duties and obligations of the Registrar and the Paying Agent hereunder.

          SECTION 2.4  Paying Agent to Hold Assets in Trust.
                       ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          SECTION 2.5  Securityholder Lists.
                       --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S)312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA (S)312(a).

          SECTION 2.6. Transfer and Exchange
                       ---------------------
                     (a) Transfer and Exchange of Global Securities. A Global
                         ------------------------------------------
Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, at its option, determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Securities if there shall have occurred and be continuing a Default or Event of Default with respect to the Securities; provided that in no event shall the Reg S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b), (c) or
(f) hereof.

                     (b)   Transfer and Exchange of Beneficial Interests in the
                           ----------------------------------------------------
Global Securities. The transfer and exchange of beneficial interests in the
-----------------
Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                     (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)
(1) an order from a Participant or an Indirect

Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Security prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.6(h) hereof.

                     (iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                     (A) if the transferee will take delivery in the form of a beneficial interest in the U.S. Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                     (B) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Security or the Reg S Permanent Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                     (c)   Transfer or Exchange of Beneficial Interests for
                           ------------------------------------------------
 Definitive Securities.
 ---------------------

                     (i)   Beneficial Interests in Restricted Global
     Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

                     (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                      (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Security in the appropriate principal amount. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                     (ii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                     (iii) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the conditions set forth in
Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Security in the appropriate principal amount. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

                     (iv) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Reg S Temporary Global Security may not be
(A) exchanged for a Definitive Security prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                     (d)   Transfer and Exchange of Definitive Securities for
                           --------------------------------------------------
Beneficial Interests.
--------------------

                     (i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

                     (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                     (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                     (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the U.S. Global Security, and in the case of clause (C) above, the Reg S Global Security.

                     (ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

                     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Securities so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

                     (iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Seurities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

                     (e)   Transfer and Exchange of Definitive Securities for
                           --------------------------------------------------
Definitive Securities. Upon request by a Holder of Definitive Securities and
---------------------
such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                     (i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

                     (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                     (ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted

          Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                     (iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

                     (f)   Exchange Offer. Upon the occurrence of the Exchange
                           --------------
Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
2.2 and an Opinion of Counsel for the Company as to certain matters discussed in this Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Securities exchanged or transferred for beneficial interests in Unrestricted Global Securities in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer (other than Definitive Securities described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

          The Opinion of Counsel for the Company referenced above shall state that:

                     (i) the Series B Senior Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series A Notes in accordance with the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions; and

                     (ii) when the Series B Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series A Notes in accordance with the Indenture and the Exchange Offer, the Subsidiary Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to customary exceptions.

                     (g)   Legends. The following legends shall appear on the
                           -------
     face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                     (i)   Private Placement Legend.

                     (A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
          (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
          (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") OR (C) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE

          FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                     (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(iv), (c)(ii),
          (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
          2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                     (ii) Global Security Legend. To the extent required by the Depositary, each Global Security shall bear a legend in substantially the following form:

          THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                     (iii) Reg S Temporary Global Security Legend. To the extent required by the Depositary, each Reg S Temporary Global Security shall bear a legend in substantially the following form:

          THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS SECURITY. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS SECURITY.

                     (h)   Cancellation and/or Adjustment of Global Securities.
                           ---------------------------------------------------
At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                     (i)   General Provisions Relating to Transfers and Exchange
                           -----------------------------------------------------

                     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order.

                     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 4.14 and 10.1 hereof).

                     (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                     (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

                     (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                     (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

                     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
     2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

          SECTION 2.7.  Replacement Securities.
                        ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.8.  Outstanding Securities.
                        ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section
2.9 hereof.

          If a Security is replaced pursuant to Section 2.7 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7 hereof.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.  Treasury Securities.
                        -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

          SECTION 2.10. Temporary Securities.
                        --------------------

          Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate Definitive Securities in exchange for temporary

Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         SECTION 2.11   Cancellation.
                        ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration, transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, without the written direction of the Company to the contrary, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7 hereof, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11 hereof, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12. Defaulted Interest.
                        ------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus any interest payable on the defaulted interest at the rate and in the manner provided in
Section 4.1 hereof and the Security (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered holder on the relevant Record Date, or, as applicable, the Special Record Date (as defined below), and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                     (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a special record date for the payment of such Defaulted Interest

     (a "Special Record Date"), which shall be not more than 15 days, and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2) .

                     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon the registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.13. CUSIP Numbers.
                        -------------

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE 111

                                  REDEMPTION

          SECTION 3.1   Right of Redemption.
                        -------------------

          Redemption of Securities, as permitted by the provisions of this Indenture, shall be made in accordance with such provisions and this Article
III. The Company shall not have the right to redeem any Securities prior to August 1, 2002, other than as provided in the following paragraph and Paragraph 5 of the Securities. On or after August 1, 2002, the Company shall have the right to redeem all or any part of the Securities for cash at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in
Section 3.5), including accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date.

          Notwithstanding the foregoing, until August 1, 2001, upon one or more Public Equity Offerings of common stock for cash of the Company (or of the Parent, provided that Net Cash Proceeds sufficient to make such redemption are contributed to the Company by the Parent as a Capital Contribution), up to 35% of the aggregate principal amount of the Securities issued pursuant to this Indenture may be redeemed at the option of the Company within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Securities to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 112% of principal, (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the Securities issued pursuant to this Indenture (without giving effect to the cancellation of Initial Securities in connection with the issuance of Exchange Securities) remain outstanding immediately following such redemption.

          Except as provided in this paragraph and Paragraph 5 of the Securities, the Securities may not otherwise be redeemed at the option of the Company.

          SECTION 3.2.  Notices to Trustee.
                        ------------------

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.3   Selection of Securities to Be Redeemed.
                        --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis or by lot.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.4.  Notice of Redemption.
                        --------------------

          At least 30 days, but not more than 60 days prior to the Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Securities are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                   (1)  the Redemption Date;

                   (2) the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

                   (3)  the name and address of the Paying Agent;

                   (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                   (5) that, unless (a) the Company defaults in its obligation to deposit with the Paying Agent cash which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide the amount to fund the Redemption Price in accordance with
     Section 3.6 hereof or (b) such redemption payment is prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                   (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

                   (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption ;

                   (8)  the CUSIP number of the Securities to be redeemed; and

                   (9)  that the notice is being sent pursuant to this Section
     3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

          SECTION 3.5   Effect of Notice of Redemption.
                        ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.4 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, to which such Record Date relates, the accrued interest (and Liquidated Damages, if any) shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.6.  Deposit of Redemption Price.
                        ---------------------------

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited for any reason, interest on the Securities to be redeemed shall cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

          SECTION 3.7   Securities Redeemed in Part.
                        ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV

                                   COVENANTS

          SECTION  4.1. Payment of Securities.
                        ---------------------

          The Company shall pay the principal of and interest (and Liquidated Damages, if any) on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest (or Liquidated Damages, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depository in accordance with the Depository's procedures) on that date cash deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 4.2.  Maintenance of Office or Agency.
                        -------------------------------

          The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2 hereof.

          The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

          SECTION 4.3.  Limitation on Restricted Payments.
                        ---------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis,
(1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11 or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed, without duplication, the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (ii) to the extent applied in connection with a

Qualified Exchange), after the Issue Date plus (c) to the extent not included in Consolidated Net Income, 100% of any dividends or other distributions received by the Company or a Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, plus (d) to the extent that any Investment (other than a Permitted Investment and any other Investment which when made was not deducted in this clause (3)) that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of (A) the cash or Cash Equivalents return of capital with respect to such Investment (less the cost of disposition, if any) and (B) the initial amount of such Investment plus (e) 100% of the aggregate net Cash Equivalent proceeds received by the Company (other than from its Subsidiaries) from Capital Contributions after the Issue Date.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, shall not prohibit (v) to the extent such payments would constitute a Restricted Payment, the payments of amounts to Brentwood in accordance with the Administrative Services Agreement, and (w) repurchases of Capital Stock from employees of the Company, a Parent or their Subsidiaries upon the death, disability or termination of employment in an aggregate amount to all employees not to exceed $1.0 million per year or $3.0 million in the aggregate on and after the Issue Date, and the provisions of the immediately preceding paragraph will not prohibit (x) any dividend, distribution or other payments by any Subsidiary of the Company on its Equity Interests that is paid pro rata to all holders of such Equity Interests, (y) a Qualified Exchange, (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions or (aa) Permitted Payments to Parent. The full amount of any Restricted Payment made pursuant to the foregoing clauses (w), (x) and (z) (but not pursuant to clauses (v), (y) and (aa)) of the immediately preceding sentence, however, shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

     For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company. Additionally, within 5 days of each Restricted Payment in excess of $1.0 million, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with this Indenture.

          SECTION 4.4.  Corporate and Partnership Existence.
                        -----------------------------------

          Except as otherwise permitted by Article V, Section 4.14 or Section 11.4, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

          SECTION 4.5.  Payment of Taxes and Other Claims.
                        ---------------------------------

          The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          SECTION 4.6.  Maintenance of Properties and Insurance.
                        ---------------------------------------

          The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and (ii) not adverse in any material respect to the Holders or (b) otherwise permitted under Section 4.14.

          The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry.

          SECTION 4.7.  Compliance Certificate; Notice of Default.
                        -----------------------------------------

                      (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                      (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

          SECTION 4.8   Reports.
                        -------

          Whether or not the Parent or the Company are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent and the Company shall deliver to the Trustee and, to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company or the Parent were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's and the Parent's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission shall not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission; provided that the foregoing shall not require the Company or the Parent to furnish separate financial results of its Subsidiaries unless otherwise required to do so by the Commission. Notwithstanding the foregoing, the Company shall not be required to file a quarterly report for the quarter ended June 30, 1998 until August 31, 1998.


          SECTION 4.9.  Limitation on Status as Investment Company.
                        ------------------------------------------

          The Company shall not and shall not permit any of its Subsidiaries to become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

          SECTION 4.10  Limitation on Transactions with Affiliates.
                        ------------------------------------------

          Neither the Company nor any of its Subsidiaries shall be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an ''Affiliate Transaction''), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions), (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's length transaction with a non-Affiliate, and (ii) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction (if any) and (iii) if involving consideration to either party in excess of $5.0 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm, independent investment adviser, accounting firm or other qualified appraiser, including, in the case of a transaction involving real estate, a real estate appraisal firm, in each case, of national standing or with a national reputation.

          SECTION 4.11  Limitation on Incurrence of Additional Indebtedness and
                        -------------------------------------------------------
Disqualified Capital Stock.
--------------------------

          Except as set forth in this covenant, the Company and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to ''incur'' or, as appropriate, an ''incurrence''), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to, such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2 to l (the "Debt Incurrence Ratio"), then the Company and the Guarantors may incur such Indebtedness or Disqualified Capital Stock.

            In addition, the foregoing limitations will not apply to:

            (a) the incurrence by the Company or any of its Subsidiaries of Purchase Money Indebtedness, provided that (i) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph
  (a) (plus any Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $10.0 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Subsidiary, as applicable, of the property so purchased or leased;

            (b) if no Event of Default shall be continuing after application of the proceeds from such incurrence, the incurrence by the Company or any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $10.0 million; and

            (c) the incurrence by the Company or any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c) (plus any Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $75.0 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (1)(b)(ii) of the first paragraph of Section 4.14 or (ii) assumed by a transferee in an Asset Sale; provided, however, that neither the Company nor any Guarantor may incur Indebtedness pursuant to this clause (c) the proceeds of which are used to finance one or more Acquisitions (including the repayment of any Acquired Indebtedness substantially concurrently with such Acquisition) unless the Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of Indebtedness, would be greater than the ratio set forth below opposite such period:

                                                        Consolidated
                                                          Coverage
Reference Period ending                                    Ratio
-----------------------                                ----------------
Prior to June 30, 1999................................ 1.50 to 1.00

      June 30, 1999-June 29, 2000........................... 1.75 to 1.00
      June 30, 2000-June 29, 2001........................... 1.90 to 1.00
      June 30, 2001-June 29, 2002........................... 2.00 to 1.00
      June 30, 2002 and thereafter.......................... 2.25 to 1.00

      For purposes of this clause (c) only, Consolidated EBITDA as used to determine the Consolidated Coverage Ratio shall be calculated after giving pro forma effect to (A) any Acquisition (including the Stone Acquisition and the City Recapitalization) occurring during the Reference Period as if such Acquisition occurred at the beginning of the Reference Period and (B) any Approved Cost Savings anticipated to be realized over the next four fiscal quarters in connection with an Acquisition (including the Stone Acquisition and the City Recapitalization) occurring during the Reference Period. For each full fiscal quarter completed after consummation of an Acquisition occurring during the Reference Period, 25% of such Approved Cost Savings associated with such Acquisition shall be excluded from the calculation of Consolidated EBITDA (and comparable pro rata exclusions shall be made for post-Acquisition periods of less than a full fiscal quarter). Such aggregate Approved Cost Savings shall not exceed 25% of Consolidated EBITDA for any Reference Period.

          Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

          Upon each incurrence, the Company shall designate pursuant to which provision of this covenant such Indebtedness or Disqualified Capital Stock is being incurred and such Indebtedness or Disqualified Capital Stock shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in any such provision or applicable definition.

          SECTION 4.12. Limitations on Dividends and Other Payment
                        ------------------------------------------
Restrictions Affecting Subsidiaries.
-----------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Notes or this Indenture or by other indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking senior or pari passu with the Notes or the guarantees, as applicable, provided, such restrictions taken as a whole are no more restrictive than those imposed by this Indenture and the Notes, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date, including pursuant to the Credit Agreement, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired; (e) any such restriction or requirement imposed by Indebtedness incurred under the Credit Agreement pursuant to clause (c) of
Section 4.11 provided, in each case, such restriction or requirement is no more restrictive taken as a whole than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided, such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph
(a) of Section 4.11, provided, such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, (h) restrictions contained in Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided, that, such restrictions apply only to such Receivables Subsidiary, and
(i) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c), (d) or (e) of this paragraph that are not more restrictive taken as a whole than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, shall in and of themselves not be considered a restriction on the ability of the applicable Subsidiary to transfer such assets and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to restrictions on the transfer or disposition thereof in accordance with any such Liens.

          SECTION 4.13.  Limitations on Layering Indebtedness.
                         ------------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantees, as applicable.

          SECTION 4.14  Limitation on Sales of Assets and Subsidiary Stock.
                        --------------------------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an ''Asset Sale''), unless (l)(a) the Net Cash Proceeds therefrom (the ''Asset Sale Offer Amount'') are applied (i) within 330 days after the date of such Asset Sale to the optional redemption of the Notes in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds for asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or
(ii) within 360 days after the date of such Asset Sale to the repurchase of the Notes and such other Indebtedness on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from asset sales pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the ''Asset Sale Offer'') at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the ''Asset Sale Offer Price'') together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in assets and property (except in connection with the acquisition of a Guarantor in a Related Business, other than notes, bonds, obligations and securities) or other Permitted Investments pursuant to clause (d) thereof, which in the good faith reasonable judgment of the Board shall immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to retire Purchase Money Indebtedness or Senior Debt and to permanently reduce (in the case of Senior Debt that is not Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph
(b) or (c) of Section 4.11 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents received at the time of such Asset Sale, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives at least fair market value for such Asset Sale.

          An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in 1(a)(i) or 1(b) above (the ''Excess Proceeds'') exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the ''Asset Sale Offer Period''). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, consideration received means the total consideration received for such Asset Sales minus the amount of, (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents, provided, that, such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

          Notwithstanding, and without complying with, the provisions of this covenant, (i) the Company and its Subsidiaries may, in the ordinary course of business, (1) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (2) liquidate Cash Equivalents; (ii) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.1; (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; (iv) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors; (v) the Company and its Subsidiaries, in the ordinary course of business, may convey, sell transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with a fair market value of less than $250,000; (vi) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender of contract, tort or other claims of any kind or grant Liens not prohibited by this Indenture; and (vii) the Company may sell accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the fair market value thereof, but in any case including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and a Receivables Subsidiary may transfer accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) in a Qualified Receivables Transaction.

          All Net Cash Proceeds from an Event of Loss relating to a Company facility shall be invested, used for prepayment of Senior Debt or used to repurchase Notes and pari passu debt on a pro rata basis, all within the period and as otherwise provided above in clauses 1(a) or 1(b) of the first paragraph of this covenant.

          In addition to the foregoing and notwithstanding anything herein to the contrary, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary of the Company (other than to the Company or a Wholly-Owned Subsidiary Guarantor) except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.

          Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

          If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

          Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

              (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

              (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the date of purchase;

              (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

              (4) that, unless the Company defaults in depositing cash with the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this Section 4.14 any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

              (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

              (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of the Securities purchased;

              (7) that if Indebtedness in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

              (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

              (9)  the circumstances and relevant facts regarding such Asset
     Sales.

          On or before the date of purchase, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above),
(ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          SECTION 4.15. Waiver of Stay, Extension or Usury Laws.
                        ---------------------------------------

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest (or Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.16  Limitation on Liens Securing Indebtedness.
                        -----------------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any Indebtedness of the Company or any Guarantor unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes (and the Guarantees, as applicable) are equally and ratably so secured, provided, that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

          SECTION 4 17. Rule 144A Information Requirement.
                        ---------------------------------

          The Company, the Guarantors and the Parent, if any, shall furnish to the Holders of the Securities, securities analysts, and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as either the Company has concluded an offer to exchange the Exchange Securities for the Initial Securities or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company, the Guarantors and the Parent, if any, shall also furnish such information during the pendency of any suspension of effectiveness of such resale registration statement.

         SECTION 4.18.  Limitations on Lines of Business.
                        --------------------------------

          Neither the Company nor any of its Subsidiaries (other than Receivables Subsidiaries) shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

          SECTION 5.1.  Limitation on Merger, Sale or Consolidation.
                        -------------------------------------------

          The Company shall not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and (iii) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.11.

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.


          SECTION 5.2.  Successor Corporation Substituted.
                         ---------------------------------

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and (except in the case of a lease) when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).


                                  ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1.   Events of Default.
                          -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (i) failure by the Company to pay any installment of interest (or Liquidated Damages, if any) upon the Securities as and when the same becomes due and payable, and the continuance of any such failure for a period of 30 days;

                (ii) failure by the Company to pay all or any part of the principal of or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration, or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on Notes validly tendered pursuant to a Change of Control Offer or Asset Sale Offer, as applicable, or otherwise;

                (iii) failure by the Company or any Subsidiary otherwise to comply with the provisions of Article V;

                (iv) failure by the Company or any Subsidiary to observe or perform any other covenant or agreement contained in the Securities or this Indenture (except as provided in clauses (i), (ii) or (iii) of this Section 6.1) and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

                (v) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                (vi) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

                (vii) the failure to pay at final stated maturity (giving effect to any applicable grace periods) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company (other than a Receivables Subsidiary) or the acceleration of the final stated maturity of any Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5 million or more at any time;

                (viii) final unsatisfied judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $5 million, at any one time shall be rendered against the Company or any of its Subsidiaries and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days; and

                (ix) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors or Parent denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

          SECTION 6.2.  Acceleration of Maturity Date; Rescission and
                        ---------------------------------------------
Annulment.
---------

          If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(v) or Section 6.1(vi) above relating to the Company or any Significant Subsidiary), then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of then outstanding Securities, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable and the same (i) shall become immediately due and payable or (ii) if there is any Senior Debt outstanding under the Credit Agreement, such principal and interest shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the Representative of the holders of the Indebtedness under the Credit Agreement of the notice of such an acceleration, but only if such Event of Default is then continuing. In the event a declaration of acceleration resulting from an Event of Default described in Section 6.1(vii) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 15 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in Section 6.1(vii) above has occurred that has not been cured or waived within 15 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(v) or (vi) above relating to the Company occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

          At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

          (1) the Company has paid or deposited with the Trustee cash sufficient to pay:

                (A) all overdue interest and Liquidated Damages, if any, on all Securities,

                (B) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 and

         (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 6.12.

         Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         SECTION 6.3. Collection of Indebtedness and Suits for Enforcement
                      ----------------------------------------------------
by Trustee.
----------

          The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 6.1 hereof occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any (and Liquidated Damages, if any), or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5.  Trustee May Enforce Claims Without Possession of
                         ------------------------------------------------
Securities.
----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6.  Priorities.
                        ----------

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7 hereof;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), and interest (and Liquidated Damages, if any), respectively; and

          THIRD: To the Company, the Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

          SECTION 6.7.  Limitation on Suits.
                        -------------------

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

          (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Liquidated Damages, if any) on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date, and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10. Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11. Control by Holders.
                        ------------------

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.12.  Waiver of Existing or Past Default.
                         ----------------------------------

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default

          (A) in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, any Security as specified in clauses (i) and
(ii) of Section 6.1 hereof and not yet cured, or

          (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13.  Undertaking for Costs.
                         ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest (or Liquidated Damages, if any) on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

          SECTION 6.14  Restoration of Rights and Remedies .
                        ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII

                                    TRUSTEE

        The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

        SECTION 7.1.  Duties of Trustee.
                      -----------------

                (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

                (b)  Except during the continuance of a Default or an Event of
Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

          (2) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) The Trustee may not be relieved from liability for its own negligent action or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
  Section 7.1,

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

                (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this
Section 7.1.

                (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the interest payment date in order to comply with the provisions of Section 4.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

        SECTION 7.2.  Rights of Trustee.
                      -----------------

        Subject to Section 7.1 hereof:

                (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

                (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certi ficate or advice of counsel.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

                (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence herein is specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          SECTION 7.3.  Individual Rights of Trustee.
                        ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Parent, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and
7.11 hereof.

          SECTION 7.4.  Trustee's Disclaimer.
                        --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5.  Notice of Default.
                        -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any), of, or interest (or Liquidated Damages, if any) on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          SECTION 7.6.  Reports by Trustee to Holders.
                        -----------------------------

          Within 60 days after each April 30 beginning with the April 30 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such April 30 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          SECTION 7.7.  Compensation and Indemnity.
                        --------------------------

          The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or willful misconduct on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Guarantors and the Trustee in connection with such defense. The Company and the Guarantors need not pay for any settlement made without their written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(v) or (vi) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.
                        ----------------------

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 7.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger, Etc.
                        ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 7.10. Eligibility; Disqualification.
                        -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b).

          SECTION 7.11. Preferential Collection of Claims Against Company.
                        -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE VIII

              DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.1.  Discharge; Option to Effect Legal Defeasance or
                        -----------------------------------------------
Covenant Defeasance.
-------------------

                (a) This Indenture shall cease to be of further effect (except that the Company's, the Parent's and the Guarantors' obligations under Section
7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and
8.7 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company or the Guarantors have paid all sums payable hereunder, or if :

                (i) pursuant to Article III, the Company shall have given irrevocable and unconditional notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements reasonably satisfactory to the Trustee for the giving of such notice;

                (ii) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the Securities, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities, as the case may be;

                (iii) the Company shall have paid all other sums payable by it hereunder;

                (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                (v) such Discharge shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (vi) the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that the conditions precedent provided for, in the case of the Officers' Certificate, clauses (i) through (vii) and, in the case of the Opinion of Counsel, clause (vi), of this Section 8.1(a) have been complied with.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.3, 2.7, 2.10, 4.1, 4.2, 7.7, 7.8, 8.6, and 8.7in respect thereof shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7,
8.6 and 8.7 in respect thereof shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall promptly acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                (b) In addition, the Company may elect to have Section 8.2, at the Company's option and at any time within one year of the Maturity Date of the Securities, or Section 8.3, at the Company's option at any time, of this Indenture applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

          SECTION 8.2.  Legal Defeasance and Discharge.
                        ------------------------------

          Upon the Company's exercise under Section 8.1(b) hereof of the option applicable to this Section 8.2, the Company, the Parent and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented and this Indenture shall cease to be of further effect as to all outstanding Securities and Guarantees, except as to be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company, the Parent and the Guarantors shall be deemed to have satisfied all other of their respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Securities when such payments are due from the trust described in Section 8.5, (b) the Company's obligations with respect to such Securities under Sections 2.3, 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7 hereof and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's, the Parent's and the Guarantors' obligations in connection therewith. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to the Securities.

          SECTION 8.3.  Covenant Defeasance.
                        -------------------

          Upon the Company's exercise under Section 8.1(b) hereof of the option applicable to this Section 8.3, the Company, the Parent and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.18,
Article V and Article X hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, none of the Company, the Parent nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1(b) hereof of the option applicable to this Section 8.3, Sections 6.1(iii) through 6.1(ix) hereof shall not constitute Events of Default with respect to the Securities.

          SECTION 8.4.  Conditions to Legal or Covenant Defeasance.
                        ------------------------------------------

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Securities:

                (a) (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article VIII applicable to it), in trust, for the benefit of the Holders of the Securities, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the holders of Securities must have a valid, perfected, exclusive security interest in such trust, (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for, in the case of the Officers' Certificate, clauses (i) through (vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v), of this paragraph have been complied with and the Company shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of the Securities is an insider of the Company, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Securities when due, then the obligations of the Company and the Guarantors under this Indenture, the Securities and the Guarantees will be revived and no such defeasance will be deemed to have occurred.

          SECTION 8.5.  Deposited Cash and U.S. Government Obligations to be
                        ----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------

          Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.1 or 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest

(and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.1 or 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

          SECTION 8.6.  Repayment to the Company.
                        ------------------------

                (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.1 or 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Discharge, Legal Defeasance or Covenant Defeasance.

                (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 8.7.  Reinstatement.
                        -------------

          If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.1, 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.1, 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

          Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

          (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors or make any other change that does not adversely affect the rights of any Holder;

          (3) to provide for collateral for or additional Guarantors of the Securities;

          (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

          (5)  to comply with the TIA;

          (6) to evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guarantee of such Guarantor (as set forth in Section 11.4) in accordance with Article XI;

          (7) to evidence the release of any Guarantor in accordance with
Article XI;

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

          (9) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder;

          (10) to provide for the issuance and authorization of the Exchange Securities;

          (11) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

          (12) to comply with the procedures of the Depositary or the Trustee with respect to the provisions of the Indenture and the Notes relating to transfers of Notes.

          SECTION 9.2.  Amendments, Supplemental Indentures and Waivers with
                        ----------------------------------------------------
Consent of Holders.
------------------

          Subject to Section 6.8 hereof, with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), by written act of said Holders delivered to the Company and the Trustee, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities; provided that no such modification may, without the consent of holders of at least 66% in aggregate principal amount of Securities at the time outstanding, modify the provisions (including the defined terms therein) of Article X in a manner adverse to the holders. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) change the Maturity Date on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof (or in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price (after the occurrence of an event giving rise to a Change of Control Offer or an Asset Sale Offer, respectively) or alter the provisions (including the defined terms used herein) of Article III of this Indenture or Paragraph 5 of the Securities regarding the right of the Company to redeem the Securities in a manner adverse to the Holders; or

          (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 hereof becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          SECTION 9.3.  Compliance with TIA.
                        -------------------

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4.  Revocation and Effect of Consents.
                        ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (3) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          SECTION 9.5.  Notation on or Exchange of Securities.
                        -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.6.  Trustee to Sign Amendments, Etc.
                        --------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

         SECTION 10.1.  Repurchase of Securities at Option of the Holder Upon
                        -----------------------------------------------------
a Change of Control.
-------------------

                (a) In the event that a Change of Control has occurred, each holder of Securities shall have the right, at such holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

          Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if a Person with which the Company or Parent, as the case may be, intends to merge, consolidate, or be sold makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article X applicable to a Change of Control Offer made by the Company, including any requirements to repay in full the Revolving Credit Facility or obtain the consents of such lenders to such Change of Control Offer as set forth in the following paragraph, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          Notwithstanding anything in this Article X to the contrary, prior to the commencement of a Change of Control Offer, but in any event within 20 days following any Change of Control, the Company shall (i)(a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement or (b) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and repay the Indebtedness owed to each lender which has accepted such offer in full or (ii) obtain the requisite consents under the Credit Agreement to permit the repurchase of the Securities as provided herein. The Company's failure to comply with the preceding sentence shall constitute an Event of Default described in Section 6.1(iv) and not in Section 6.1(ii).

                (b) In the event that, pursuant to this Section 10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

                (i) the Change of Control Offer shall commence within 20 Business Days following the occurrence of a Change of Control;

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

                (ii) the Change of Control Offer shall remain open for at least 25 Business Days following its commencement (the "Change of Control Offer Period");

                (iii) upon the expiration of the Change of Control Offer Period, the Company promptly shall purchase all of the tendered Securities at the Change of Control Purchase Price;

                (iv) if the Change of Control is on or after an interest payment record date and on or before the related interest payment date, any accrued interest (and Liquidated Damages, if any) will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                (v) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

                (vi) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                           (A) that the Change of Control Offer is being made pursuant to this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                           (B) the Change of Control Purchase Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control Purchase Date;

                           (C) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                           (D) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the last paragraph of this
        Section 10.1, or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                           (E) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                           (F) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                           (G) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                           (H) a brief description of the events resulting in such Change of Control.

          Any such Change of Control Offer shall comply with the requirements of Regulation 14E under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof.

          On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Securities so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                                  ARTICLE XI

                                   GUARANTEE

         SECTION 11.1.  Guarantee.
                        ---------

                (a) (i) All current and future Subsidiaries of the Company (other than a Receivables Subsidiary or a Foreign Subsidiary), whether pursuant to the acquisition by the Company or any Guarantor of Equity Interests of such Person, or otherwise, (ii) each Foreign Subsidiary (A) which guarantees or otherwise becomes liable for Indebtedness of the Company or any Guarantor or (B) more than 65% of the capital stock of which becomes pledged to secure any Indebtedness of the Company or any Guarantor (in each case, a "Guarantor") and
(iii) any Parent shall, to the fullest extent permitted by applicable law, irrevocably and unconditionally guarantee (the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company, the Parent and any Guarantors of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (x) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (z) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default. Each Guarantor shall, within five Business Days after becoming obligated to execute a Guarantee pursuant to clauses (i), (ii) or (iii) above, execute and deliver to the Trustee a supplemental indenture, which shall be in a form satisfactory to the Trustee, making such Guarantor a party to this Indenture.

          If the Company, the Parent or a Guarantor defaults in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor and the Parent shall be required, jointly and severally, to promptly make such payment in full.

                (b) Each Guarantor and the Parent hereby agree to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this

Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor and the Parent hereby waive to the fullest extent permitted by applicable law diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

                (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company, the Parent or any Guarantor, or any Custodian or similar official acting in relation to either the Company, the Parent or such Guarantor, any amount paid by either the Company, the Parent or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor and the Parent agree that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor and the Parent further agree that, as between such Guarantor and the Parent, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors and the Parent for the purpose of this Guarantee.

                (d) It is the intention of each Guarantor, the Parent and the Company that the obligations of each Guarantor and the Parent hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor or the Parent by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Guarantor or the Parent without fair consideration and, immediately after giving effect thereto, such Guarantor or the Parent was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor or the Parent under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

         SECTION 11.2.  Execution and Delivery of Guarantee.
                        -----------------------------------

          Each Guarantor and the Parent shall, by virtue of such Guarantor's or the Parent's execution and delivery of an indenture supplement pursuant to
Section 11.1 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor or the Parent appeared on such Security.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in
Section 11.1 on behalf of each Guarantor and the Parent. The notation of a guarantee set forth on any Security shall be null and void and of no further effect with respect to the guarantee of any Guarantor or the Parent which, pursuant to Section 11.4, is released from such Guarantee.

         SECTION 11.3.  Certain Bankruptcy Events.
                        -------------------------

          Each Guarantor and the Parent hereby covenant and agree, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor and the Parent shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

         SECTION 11.4.  Limitation on Merger of Subsidiaries and Release of
                        ---------------------------------------------------
Guarantors and the Parent.
----------

          Neither any Guarantor nor the Parent shall consolidate or merge with or into (whether or not such Guarantor or the Parent is the surviving person) another person unless (i) subject to the provisions of the following paragraph and certain other provisions of this Indenture, the person formed by or surviving any such consolidation or merger (if other than such Guarantor or the Parent) assumes all the obligations of such Guarantor or the Parent pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's or the Parent's obligations under such Guarantor's or the Parent's guarantee and this Indenture on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

          Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all of its assets) to an entity which is not a Subsidiary Guarantor (including the designation of a Subsidiary to become an Unrestricted Subsidiary), which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.14), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the Securities; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary shall also terminate upon such release, sale or transfer.

                                  ARTICLE XII

                                 SUBORDINATION

          SECTION 12.1. Securities Subordinated to Senior Debt.
                        --------------------------------------

          The Company, the Parent and the Guarantors and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company, the Parent and the Guarantors (including, without limitation, pursuant to Section 4.14, Article X or Article XI) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, the Parent and the Guarantors and that these subordination provisions are for the benefit of the holders of Senior Debt. References herein to payment in full of Senior Debt shall in any event be construed to require cash collateralization on terms satisfactory to the representative under the Credit Agreement of any letters of credit outstanding thereunder or pursuant to such other arrangements as are satisfactory to the representative under the Credit Agreement.

          This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          SECTION 12.2. No Payment on Securities in Certain Circumstances.
                        -------------------------------------------------

                (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company, the Parent or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages on the Securities (including any repurchases of Securities), or on account of any other obligation for the payment of money due in respect of the Securities, or on account of the redemption provisions of the Securities, for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Debt of the Company, the Parent or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on or other amounts owing in respect of such Senior Debt are first paid in full in cash or Cash Equivalents (or, such payment is duly provided for in accordance with the terms thereof) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Debt of the Company, the Parent or such Guarantor when it becomes due and payable, whether at maturity, a scheduled payment date, or at a date fixed for prepayment or by declaration of acceleration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

                (b) Upon (i) the happening of an event of default other than a Payment Default that permits the holders of Senior Debt or any representative thereof to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the Representative under the Credit Agreement or the holders of any other Designated Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company, the Parent or any Guarantor, as applicable, which is an obligor under such Senior Debt on account of any Obligation in respect of the Securities, including the principal of, premium, if any, or interest on the Securities (including any repurchases of any of the Securities), or on account of the redemption provisions of the Securities (or liquidated damages pursuant to the Registration Rights Agreement), in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company, the Parent and the Guarantors shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities, subject to the provisions of Section 12.2(a) above. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and
(ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period unless such default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any subsequent breach of any financial covenant after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have constituted a breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

          (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company, the Parent or any Guarantor, whether in cash, property or securities (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions of this Section 12.2, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          SECTION 12.3. Securities Subordinated to Prior Payment of All Senior
                        ------------------------------------------------------
Debt on Dissolution, Liquidation or Reorganization.
--------------------------------------------------

          Upon any distribution of assets of the Company, the Parent or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, the Parent or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

                (a) the holders of all Senior Debt of the Company, the Parent or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for in accordance with the terms thereof) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of any Obligation in respect of the Securities, including the principal of, premium, if any, and interest on the Securities (or liquidated damages pursuant to the Registration Rights Agreement) (other than Junior Securities); and

                (b) any payment or distribution of assets of the Company, the Parent or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          SECTION 12.4. Securityholders to Be Subrogated to Rights of Holders
                        -----------------------------------------------------
of Senior Debt.
--------------

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt of the Company, the Parent or any Guarantor as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company, the Parent or any Guarantor, or by or on behalf of the Holders by virtue of this
Article XII, which otherwise would have been made to the Holders shall, as between the Company, the Parent or any Guarantor and the Holders, be deemed to be payment by the Company, the Parent or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

          SECTION 12.5. Obligations of the Company, the Parent and the
                        ----------------------------------------------
Guarantors Unconditional.
------------------------

     Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, the Parent and any Guarantors and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on (or, if applicable, Liquidated Damages) the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company, the Parent and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Debt, including, without limitation, their right to receive any cash, property or securities of the Company, the Parent and the Guarantors received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company, the Parent and the Guarantors referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the Parent or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          SECTION 12.6. Trustee Entitled to Assume Payments Not Prohibited in
                        -----------------------------------------------------
Absence of Notice.
-----------------

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

          SECTION 12.7. Application by Trustee of Assets Deposited with It.
                        --------------------------------------------------

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Company shall not be in contravention of any term or provision of the Credit Agreement or other Designated Senior Debt and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

          SECTION 12.8. Subordination Rights Not Impaired by Acts or Omissions
                        ------------------------------------------------------
of the Company, the Parent, the Guarantors or Holders of Senior Debt.
--------------------------------------------------------------------

          No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, the Parent or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, the Parent or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, the Parent and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Debt or any amendment or modification that is consented to by each holder of Senior Debt that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt upon the insolvency, bankruptcy, or reorganization of the Company, the Parent or any Guarantor, or otherwise, all as though such payment has not been made.

          SECTION 12.9. Securityholders Authorize Trustee to Effectuate
                        -----------------------------------------------
Subordination of Securities.
---------------------------

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company, the Parent or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, the Parent or any Guarantor), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company, the Parent or any Guarantor in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Securities (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company, the Parent or any Guarantor in respect of the Securities at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the holders of the Designated Senior Debt or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Securityholder in any such proceeding. As a condition to taking any action by the Trustee pursuant to this Section 12.9, the Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.

          SECTION 12.10.  Right of Trustee to Hold Senior Debt.
                          ------------------------------------

          The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          SECTION 12.11.  Article XII Not to Prevent Events of Default.
                          --------------------------------------------

          The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Securities.

          SECTION 12.12.  No Fiduciary Duty of Trustee to Holders of Senior
                          -------------------------------------------------
Debt.
----

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company, the Parent, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Securities and to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.


                                 ARTICLE XIII

                                 MISCELLANEOUS

          SECTION 13.1. TIA Controls.
                        ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 13.2. Notices.
                        -------

          Any notices or other communications to the Company, the Parent or any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company, the Parent or any Guarantor:

          HDA Parts System, Inc.
          2912 3rd Avenue North

          Birmingham, Alabama  35202
          Attention: John J. Greisch
          Telecopy:  (800) 292-6509

     with a copy to:

          Latham & Watkins
          633 West Fifth Street, Suite 4000
          Los Angeles, California  90071
          Attention:  Randy Bassett, Esq.
          Telecopy:  (213) 891-8763

     if to the Trustee:

          U.S. Trust Company, National Association
          515 South Flower Street, Suite 2700
          Los Angeles, California  90071
          Attention:  Corporate Trust Department
          Telecopy:  (213) 488-1370

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.3. Communications by Holders with Other Holders.
                        --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

          SECTION 13.4. Certificate and Opinion as to Conditions Precedent.
                        --------------------------------------------------

          Upon any request or application by the Company, the Parent or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

          SECTION 13.5. Statements Required in Certificate or Opinion.
                        ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 13.6. Rules by Trustee, Paying Agent, Registrar.
                        -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.7. Legal Holidays.
                        --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.8. Governing Law.
                        -------------

          THIS INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

          SECTION 13.9. No Adverse Interpretation of Other Agreements.
                        ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Parent or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10. No Recourse Against Others.
                         --------------------------

          No partner, incorporator, direct or indirect stockholder, director, officer or employee, as such, past, present or future, of the Company, the Parent or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company, the Parent and the Guarantors under the Securities, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 13.11. Successors.
                         ----------

          All agreements of the Company, the Parent and the Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.12. Duplicate Originals.
                         -------------------

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.


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


          SECTION 13.13. Severability.
                         ------------

          In case any one or more of the provisions in this Indenture or in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

           SECTION 13.14. Table of Contents, Headings, Etc.
                          ---------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

           SECTION 13.15. Qualification of Indenture.
                          --------------------------

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

           SECTION 13.16. Registration Rights.
                          -------------------

          Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.


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


                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                         HDA PARTS SYSTEM, INC.,
                         an Alabama corporation


                         By: /s/ John J. Greisch
                            -----------------------------
                            Name:
                            Title:


                         CITY TRUCK AND TRAILER PARTS OF
                         ALABAMA, INC.,
                         an Alabama corporation


                         By: /s/ John J. Greisch
                            -----------------------------
                            Name:
                            Title:


                         CITY TRUCK AND TRAILER PARTS OF
                         ALABAMA, L.L.C.,
                         an Alabama limited liability company


                         By: /s/ John J. Greisch
                            -----------------------------
                            Name:
                            Title:


                         CITY TRUCK AND TRAILER PARTS OF
                         TENNESSEE, INC.,
                         a Tennessee corporation


                         By: /s/ John J. Greisch
                            -----------------------------
                            Name:
                            Title:



                         CITY FRICTION, INC.,
                         an Alabama corporation


                         By: /s/ John J. Greisch
                            -----------------------------
                            Name:
                            Title:


                         U.S. TRUST COMPANY,
                         NATIONAL ASSOCIATION
                         as Trustee



                         By: /s/ Sandee Parks
                            -----------------------------
                            Name:   Sandee Parks
                            Title:  Vice President


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